Exhibit 99.1

OriginClear (OCLN) Announces 1-for-35 Reverse Stock Split To Become Effective Tomorrow

Improvement of capital structure follows key technology announcement, record revenues and gross profits.

Los Angeles – April 11, 2017 – OriginClear Inc. (OTC/QB: OCLN), a leading provider of water treatment solutions, today announced that a 1-for-35 reverse stock split will be effective as of the opening of trading on Wednesday, April 12, 2017. The number of shares issued and outstanding of common stock will be reduced from just over 1 billion to approximately 30 million. Investors should note that for 20 trading days after the reverse stock split, the ticker symbol of the company's common stock will change to OCLND.

“This reverse stock split is part of a plan to strengthen our capital structure in the wake of recent wins, such as this morning’s announcement that we’ve agreed to join a pilot program at a site operated by China’s Sinopec Group, Asia’s largest oil and gas company, and the dramatic increase in our revenues and gross profits year over year,” said Riggs Eckelberry, OriginClear CEO.

OriginClear’s new CUSIP number will be 686228305, and its common stock will continue to trade on the OTCQB market under the symbol “OCLN.” For a period of 20 business days, a "D" will be placed at the end of the ticker symbol. The reverse stock split is expected to help maintain the company’s bid price listing requirements on the OTCQB exchange.

In the reverse stock split, every 35 shares of OriginClear’s common stock outstanding will automatically be changed and reclassified into one new share of common stock. No fractional shares will be issued in connection with the reverse stock split. Any fractional share of common stock that would otherwise have resulted from the reverse stock split will be rounded up to the nearest whole share.

The reverse stock split will affect all OriginClear stockholders uniformly and will not affect any stockholder’s percentage ownership interests in OriginClear except to the extent that the reverse stock split results in any stockholders owning only a fractional share. Additionally, all OriginClear convertible notes, convertible preferred stock, stock options, other equity awards and warrants outstanding immediately prior to the reverse stock split will be proportionately adjusted.

OriginClear’s transfer agent, Computershare, which is also acting as the exchange agent for the reverse split, will provide instructions to stockholders regarding the process for exchanging share certificates. Stockholders who hold their shares electronically at Computershare or in book-entry form at a brokerage firm need not take any action, as their shares will automatically be adjusted by their brokerage firm to reflect the reverse stock split. Beneficial holders may contact their bank, broker or nominee with any questions regarding the procedure of implementing the reverse stock split.

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About OriginClear, Inc.

OriginClear is a leading provider of water treatment solutions and the developer of a breakthrough water cleanup technology serving the rapidly growing $500 billion world market. Through its wholly owned subsidiaries, OriginClear provides systems and services to treat water in a wide range of industries, such as municipal, pharmaceutical, semiconductors, industrial, and oil & gas. To rapidly grow this segment of the business, we strategically acquire profitable and well-managed water treatment companies, which allow us to expand our global market presence and technical expertise. To enable a new era of clean and socially responsible water treatment solutions, we invented Electro Water Separation™, a breakthrough high-speed water cleanup technology using multi-stage electrolysis, that we license worldwide to water treatment equipment manufacturers. Water is our most valuable resource, and the mission of the “Family of OriginClear Companies” is to improve the quality of water and help return it to its original and clear condition. To learn more about OriginClear®, please visit our website at www.originclear.com.

OriginClear Safe Harbor Statement:

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this update, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:

Kaitlyn Finegan

Antenna Group

415-977-1914

OriginClear@antennagroup.com

Investor Relations OriginClear:

Tom Becker

Toll-free: 877-999-OOIL (6645) Ext. 3

International: +1-323-939-6645 Ext. 3

Fax: 323-315-2301

ir@OriginClear.com

www.OriginClear.com